UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2020

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300

Houston, Texas 77034

(Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	ORN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Effective, October 9, 2020, Orion Group Holdings, Inc. (the "Company") entered into an amendment (the "Eighth Amendment") to its syndicated credit agreement (the "Credit Agreement" , with Regions Bank, as Administrative Agent and Collateral Agent and Bank of America, N.A., BOKF, NA dba Bank of Texas, Iberiabank, NBH Bank, Truist Bank, and Trustmark National Bank, as Lenders.

The Eighth Amendment provides for administrative revisions to the Credit Agreement, including changes to repayment requirements for involuntary asset dispositions and changes to the timing of repayment for voluntary asset dispositions.

A copy of the Eighth Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1. The foregoing description is qualified by reference in its entirety to such exhibit.

Item 9.01 Financial Statement and Exhibits

Exhibit Index

Exhibit No.	Description
10.1

Eighth amendment, effective October 9, 2020, to the Credit Agreement dated as of August 5, 2015 among Orion Marine Group, Inc. as Borrower, Certain Subsidiaries of the Borrower Party Hereto From Time to Time, as Guarantors, the Lenders Party Hereto, Regions Bank, as Administrative Agent and Collateral Agent, and Bank of America, N.A., BOKF, NA dba Bank of Texas, Iberiabank, NBH Bank, Truist Bank, and Trustmark National Bank, as Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.
Dated: October 13, 2020	By:	/s/ Mark R. Stauffer
President and Chief Executive Officer